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                                                                    EXHIBIT 23.6


                        [Letterhead of Miller and Lents]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Miller Exploration Company
Traverse City, Michigan

      We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Post-Effective Amendment") of Edge Petroleum Corporation of our estimates of proved reserves contained in Miller Exploration Company's Annual Report of Form 10-K for the year ended December 31, 2002, as amended, and further consent to our being named as an expert in such Post-Effective Amendment.

                                               MILLER AND LENTS, LTD


                                               By  /s/ Carl D. Richard
                                                  -----------------------
                                                   Carl D. Richard
                                                   Vice President

Houston, Texas
December 4, 2003